POWER OF ATTORNEY


     I hereby authorize and designate Alan P. Eggleston, Thomas E. Lavery, Michele M. Weber, Peter J. Cunningham and Arnold K. Greenberg, or any one of them acting as agent and attorney-in-fact, with full power of substitution, to:

     (1)  prepare and sign on my behalf any Form 3, Form 4 or Form
          5 under Section 16 of the Securities Exchange Act of 1934, as amended, and file the same with the Securities and Exchange Commission, NYSE and each stock exchange on which Astoria Financial Corporation's common stock or other securities are listed, as required by law;

     (2) prepare and sign on my behalf any Form 144 under the Securities Act of 1933, as amended, and file the same with the Securities and Exchange Commission, NYSE and each stock exchange on which Astoria Financial Corporation's common stock or other securities are listed, as required by law; and

     (3) do anything else necessary or proper in connection to the foregoing.

     This power of attorney shall remain in effect as long as I am an affiliate of Astoria Financial Corporation, and shall not be affected by my subsequent disability or incompetence.

Date:     August 19, 2009



                                   /s/ Brian M. Leeney
				   Brian M. Leeney